Exhibit 99

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L. G. White President and CEO Phone: 908/206-3700

TRANSTECHNOLOGY ANNOUNCES COMPLETION OF REFINANCING

Union, New Jersey, November 10, 2004 – TransTechnology Corporation (NYSE:TT) announced today that it has completed the refinancing of its senior and subordinated debt with a new $71.5 million credit facility provided by Wells Fargo Foothill, Inc. and Ableco Finance LLC. In addition to allowing the company to retire all of its existing senior and subordinated debt, the new facility provides working capital for the company’s current and expected future needs. The new credit facility has a maturity of 42 months and provides for a $10.0 million revolving line of credit and term loans totaling $61.5 million.

Joseph F. Spanier, Vice President and Chief Financial Officer of the company, said, “We are very pleased to have accomplished this refinancing with Wells Fargo Foothill and Ableco. As previously announced, the new credit facility, the cost of which is indexed to the Prime Rate, has allowed us to reduce our blended cost of debt to approximately 13.0% (after giving effect to today’s action by the Federal Reserve Board) from the 19.5% blended rate of our retired debt. Based upon the outstanding principal balance of our retired debt of $60.3 million at the end of our second quarter of fiscal 2005, that ended September 26th, we expect that the lower rates of the new facility will save us approximately $3.9 million in annual interest costs, or $.36 per diluted share.”

Mr. Spanier continued, “As previously announced, in connection with the closing of the refinancing, we will recognize a non-recurring, pre-tax charge in the third fiscal quarter currently estimated to be $2.2 million, or $.20 per diluted share, in connection with the write-off of fees and costs associated with the retirement of the old debt. Costs associated with the refinancing and new debt are estimated

TransTechnology Corporation Press Release — Refinancing Commitments November 10, 2004	Page 2 of 2

at $2.0 million and will be capitalized and expensed over the term of the new financing.”

TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales of $64.6 million in the fiscal year ended March 31, 2004.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.

Any number of factors could affect future operations and results, including, without limitation, the results of audits and inquiries into the Company’s business practices; the Company’s ability to satisfy the listing requirements of the NYSE or any other national exchange on which its shares are or will be listed or otherwise provide a trading venue for its shares; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; interest rate trends; capital requirements; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and on the Form 10-Q for the first quarter ended June 27, 2004.

The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

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